Exhibit 99.1

Aterian Announces Leadership Changes & Improved Second Quarter 2024 Net Revenue and Adjusted EBITDA Ranges

Arturo Rodriguez Appointed CEO

Josh Feldman Appointed CFO

Second Quarter 2024 Net Revenue Range Improved to Between $23 Million to $26 Million

Second Quarter 2024 Adjusted EBITDA Range Improved to Between a Loss of ($1.0) Million to $0.0 Million

NEW YORK, June 26, 2024 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced the appointment of Arturo (Arty) Rodriguez as Chief Executive Officer (previously the Company’s Co-CEO and CFO) and Josh Feldman as Chief Financial Officer (previously the Company's SVP of Finance) and that Joe Risico has resigned as Co-CEO and from the Board of Directors and will consult the Company over a three month transition period.

“On behalf of our Board of Directors, we express our deep gratitude for Joe’s passion, innovative ideas, and relentless work ethic. We wish Joe continued success in his future endeavors,” said Bill Kurtz, Chair of Aterian’s Board of Directors.

“After six years at Aterian, I’ve decided to pursue other ventures. I’m grateful for the experience, in particular this last year leading alongside Arty, who has been a great partner,” said Joe Risico.”

“Joe and I have enjoyed a remarkable partnership over the years, and the strategic decisions we have made together as Co-CEOs have significantly strengthened Aterian’s trajectory. On behalf of the entire Aterian team, we extend our heartfelt appreciation for Joe’s dedication, and unwavering commitment. We wish Joe ongoing success in his future ventures and I am excited for him to start his next chapter,” said Arturo Rodriguez, Aterian’s CEO.

As part of the management changes, Josh Feldman, Aterian’s current SVP of Finance, has been appointed Chief Financial Officer.

“With Josh’s excellent performance as our SVP of Finance over the past few years , he is undoubtedly the right individual to take on this critical leadership role at Aterian,” said Arturo Rodriguez, Aterian’s CEO. “I am more enthusiastic than ever to continue to partner with Josh and the rest of the Aterian team, now as CEO, as we continue on our mission of focusing, simplifying and stabilizing the Company towards achieving Adjusted EBITDA profitability. As demonstrated by our revised second quarter guidance, we are starting to see the positive results of our mission and collectively all the hard work of our incredibly talented people at Aterian.”

Second Quarter Preliminary Net Revenue and Adjusted EBITDA Update

The Company today also announced an update to its previously stated net revenue and Adjusted EBITDA ranges for the second quarter ending June 30, 2024. The Company expects its second quarter net revenue to be in the range of $23.0 million to $26.0 million and Adjusted EBITDA loss to be in the range of ($1.0) million to $0.0 million. These ranges are an improvement to the previously announced second quarter net revenue range of $20.0 million to $23.0 million and Adjusted EBITDA loss range of ($2.0) million and ($1.0) million, respectively.

The Company’s cash balance as of June 30, 2024 is expected to be between $17 million and $18 million and borrowing under its credit facility is expected to be approximately $10 million.

The most directly comparable GAAP financial measure for Adjusted EBITDA is net loss and we expect to report a net loss for the three months ending June 30, 2024, for the second half of 2024 and for the year ending December 31, 2024, due primarily to interest, restructuring, and stock-based compensation expenses. We are unable to reconcile the forward-looking statement of Adjusted EBITDA in this press release to its nearest GAAP measure because the nearest GAAP financial measure is not accessible on a forward-looking basis and reconciling such information is not available without unreasonable effort.

The net revenue and Adjusted EBITDA information in this press release is based on the Company’s current expectations and may be adjusted as a result of, among other things, the completion of customary quarter-end close review procedures and financial review. The Company expects to report its finalized second quarter 2024 results in early August 2024.

Webcast and Conference Call Information

Aterian will host a live conference call today June 26, 2024, at 5:00 p.m. Eastern Time, which will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (800) 715-9871 and participants from outside the U.S. should dial (646) 307-1963 and ask to be joined into the Aterian, Inc. call or use conference ID 2369447. Participants may also access the call through a live webcast at https://ir.aterian.io. The archived online replay will be available for a limited time after the call in the Investors Relations section of the Aterian website.

About Josh Feldman

Mr. Feldman has served as the Senior Vice President of Finance at Aterian, Inc. from May 2022 to present. Prior to joining the Company, Mr. Feldman was the Head of Finance for Olivela, a luxury goods e-commerce company, from February 2021 to May 2022. Previously, he served as Vice President of Financial Operations for Hugo Boss North America from January 2018 to October 2020. From 2007 to 2018, Mr. Feldman held several senior finance roles at Saks Fifth Avenue and Hudson's Bay Company. Mr. Feldman is a Certified Public Accountant in New York.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a technology-enabled consumer products company that builds and acquires leading e-commerce brands with top selling consumer products, in multiple categories, including home and kitchen appliances, health and wellness and air quality devices. The Company sells across the world's largest online marketplaces with a focus on Amazon and Walmart in the U.S. and on its own direct to consumer websites.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, regarding stabilizing the Company toward achieving Adjusted EBITDA profitability, our expected net revenue and Adjusted EBITDA ranges for the second quarter of 2024, our expected cash balance as of June 30, 2024 and our expected net loss for the three months ending June 30, 2024, the second half of 2024 and the year ending December 31, 2024. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Vice President of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

Aterian.io